EXHIBIT 23.1


                      [LETTERHEAD OF BDO SHANGHAI ZHONGHUA]




China Digital Wireless, Inc.
3/F 429 Guangdong Road
Shanghai China



We hereby consent to the use in the Prospectus a part of this Registration Statement of our report dated June 1st, 2004 relating to the consolidated financial statements of Sifang Holding Co. Ltd, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Shanghai Zhonghua

BDO Shanghai Zhonghua
Certified Public Accountants

July 22nd, 2005